Consent of Independent Auditors


The Board of Trustees
Oppenheimer Mid Cap Value Fund

We consent to the use in the Registration Statement of the Oppenheimer Mid Cap Value Fund of our report dated March 22, 2001, included in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Independent Auditors" included in Such Statement of Additional Information.



                                    /s/ KPMG LLP

                                    KPMG LLP

Denver, Colorado
March 22, 2001